Exhibit 8(ee)(1)

Amendment to Agreements (Oppenheimer Confidential Information)

AMENDMENT OF AGREEMENTS

This amendment (the Amendment) to the agreements (individually, the “Agreement, collectively, the “Agreements) identified in Attachment A, attached hereto, is effective as of March 1, 2012.

1.	A new section, numbered consecutively, is added to each Agreement as follows:

Confidential Information.

Each party to this Agreement acknowledges that in order to perform the duties called for in this Agreement, it may be necessary for a party (“owner”) to disclose to the other party (ies) certain “Confidential Information.” Confidential Information means non-public, proprietary information, data or know-how of an owner, including, but not limited to, personal information of an owner’s customers. No party will use another party’s Confidential Information except as required for the performance of this Agreement. Each party will use commercially reasonable efforts in a manner fully consistent with industry standards and applicable federal and state laws and regulations to hold in confidence a party’s Confidential Information. Notwithstanding the foregoing, Confidential Information does not include information which is: (i) already in the possession of the receiving party or its subsidiaries and not subject to a confidentiality obligation to the providing party; (ii) independently developed by the receiving party; (iii) publicly disclosed or in the public domain through no fault of the receiving party; (iv) rightfully received by the receiving party or its subsidiaries from a third party that is not under any obligation to keep such information confidential; (v) approved for release by written agreement with the owner; or (vi) disclosed pursuant to the requirements of law, regulation or court order.

Each party to this Agreement represents, warrants and agrees that it has adopted and implemented, and will continue to have in place and follow for the term of this Agreement and thereafter, appropriate policies and procedures designed to detect, prevent and mitigate the risk of identity theft and other breaches of privacy concerning Confidential Information. Each party agrees to take immediate and appropriate measures to respond to any breach of privacy concerning Confidential Information of the owner, and to notify the owner in writing regarding such breach in the most expedient time possible and without unreasonable delay; provided, however, that a party may postpone providing such notice as the party deems consistent with the legitimate needs of law enforcement.

Each party agrees to establish and maintain (i) administrative, technical and physical safeguards against the destruction, loss or alteration of Confidential Information, and (ii) appropriate security measures to protect Confidential Information, which measures are consistent with the laws and regulations of the Commonwealth of Massachusetts relating to personal information security and with all other applicable federal, state and international laws and regulations relating to personal information security.

The provisions found in this Section on Confidential Information will survive any expiration or termination of the Agreement.

2.	All other terms and provisions of the Agreements not amended herein shall remain in full force and effect.

In WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative.

TRANSAMERICA LIFE INSURANCE COMPANY

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

WESTERN RESERVE LIFE INSURANCE CO. OF OHIO

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Arthur D. Woods
Name:	Arthur D. Woods
Title:	Vice President

OPPENHEIMER VARIABLE ACCOUNT FUNDS

By:	/s/ Brian Petersen
Name:	Brian Petersen
Title:	Assistant Treasurer

OPPENHEIMERFUNDS, INC. (on its own behalf and on behalf of its division,

Oppenheimer Funds Services.)

By:	/s/ Stacy Roode
Name:	Stacy Roode
Title:	SVP Operations

OPPENHEIMERFUNDS DISTRIBUTOR, INC.

By:	/s/ Mark Santero
Name:	Mark Santero
Title:	SVP, Distribution Operations

ATTACHMENT A

1. Participation Agreement among PFL Life Insurance Company (now known as Transamerica Life Insurance Company), Oppenheimer Variable Account Funds, and OppenheimerFunds, Inc., dated December 15, 1997.

2. Letter of Understanding between OppenheimerFunds, Inc., and Transamerica Life Insurance Company, dated May 1, 2002.

3. Participation Agreement among Transamerica Financial Life Insurance Company, Variable Account Funds, and OppenheimerFunds, Inc., dated May 1, 2004.

4. Shareholder Information Agreement among OppenheimerFunds Services, OppenheimerFunds Distributor, Inc., Western Reserve Life Insurance Co. of Ohio, Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, and Life Investors Insurance Company of America (now known as Transamerica Life Insurance Company), dated April 16, 2007.

Insurance:

5. Participation Agreement among Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), Oppenheimer Variable Account Funds, and OppenheimerFunds, Inc., dated March 1, 2005.

6. Agreement between Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), and OppenheimerFunds, Inc., dated March 1, 2005.

7. Mixed Share & Plan funding Response Letter between Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), and Oppenheimer Variable Account Funds, dated July 19, 2006.

8. Participation Agreement among ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), Oppenheimer Variable Account Funds, and OppenheimerFunds, Inc., dated March 1, 2005.

9. Agreement between ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), and OppenheimerFunds, Inc., dated March 1, 2005.

10. Mixed Share & Plan funding Response Letter between ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), and Oppenheimer Variable Account Funds, dated July 19, 2006.

11. Mixed and Shared Funding Certification between Oppenheimer Variable Account Funds, and Transamerica Advisors Life Insurance Company, dated August 6, 2010.

12. Mixed and Shared Funding Certification between Oppenheimer Variable Account Funds, and Transamerica Advisors Life Insurance Company of New York, dated August 6, 2010.

Retail:

13. Participation Agreement between Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), and OppenheimerFunds Distributor, Inc., dated October 11, 2002.

14. Recordkeeping Services Agency Agreement between Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), and OppenheimerFunds Services, a division of OppenheimerFunds, Inc., dated October 11, 2002.

15. Letter Agreement between Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), and OppenheimerFunds Distributor, Inc., dated October 11, 2002,

16. Participation Agreement between ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), and OppenheimerFunds Distributor, Inc., dated October 11, 2002.

17. Recordkeeping Services Agency Agreement between ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), and OppenheimerFunds Services, a division of OppenheimerFunds, Inc., dated October 11, 2002.

18. Letter Agreement between ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), and OppenheimerFunds Distributor, Inc., dated October 11, 2002.

19. Letter Agreement between ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), and OppenheimerFunds Distributor, Inc., dated March 1, 2005.

20. Shareholder Services Agreement between OppenheimerFunds Distributor, Inc., and Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), dated December 28, 2007.

21. Shareholder Services Agreement between OppenheimerFunds Distributor, Inc., and ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), dated December 28, 2007.

22. Rule 22c-2 Customer Information Agreement between Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), and OppenheimerFunds Services, a division of OppenheimerFunds, Inc., and OppenheimerFunds Distributor, Inc., dated April 17, 2007.

23. Rule 22c-2 Customer Information Agreement between ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), and OppenheimerFunds Services, a division of OppenheimerFunds, Inc., and OppenheimerFunds Distributor, Inc., dated April 17, 2007.

4